Securities and Exchange Commission
                             Washington, D.C. 20549

                      ------------------------------------



                                    FORM 8-K

                                 CURRENT REPORT

       Pursuant to Section 13 or 15(d) of Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 18, 1998


                        NORTH ATLANTIC ACQUISITION CORP.
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)


             Delaware                                     0-22813
---------------------------------------------      ---------------------
(State or other jurisdiction of incorporation)     (Commission File No.)



     5 East 59th Street
     New York, New York                                   10022
----------------------------------------               -----------
(Address of principal executive offices)                (Zip Code)


       Registrant's telephone number, including area code: (212) 486-4444

Item 5.  Other Events

     On August 18, 1998, North Atlantic Acquisition Corp., a Delaware corporation ("NAAC"), Moto Guzzi Corp., a Delaware corporation ("Guzzi Corp."), and, for certain provisions, Trident Rowan Group, Inc., a Maryland corporation ("TRG"), entered into a definitive Agreement and Plan of Merger and Reorganization ("Merger Agreement"), pursuant to which Guzzi Corp. would merge with and into NAAC, with NAAC being the surviving corporation ("Merger"). TRG and its partially owned subsidiary O.A.M. S.p.A. ("OAM") together own all the outstanding common stock of Guzzi Corp. The consummation of the Merger is subject to the terms and conditions of the Merger Agreement which will be submitted to the stockholders of NAAC for their approval at a Stockholders Meeting to be called for the purpose, among other things, of obtaining such approval ("Stockholders Meeting").

     The Merger

     Subject to the terms and conditions of the Merger Agreement, NAAC will issue to the current holders of the common stock and preferred stock of Guzzi Corp. an aggregate of 3,702,450 shares of Class A Common Stock, $.01 par value ("Class A Common Stock"), 234,489 shares of Class B Convertible Preferred Stock and warrants ("Nominal Warrants") to purchase such number of shares of Class A Common Stock as is equal to 74.05% of the number of shares of Class A Common Stock which may be purchased under the maximum number of Nominal Warrants (together "Merger Consideration"). Simultaneously with the consummation of the Merger, TRG and OAM have agreed to contribute to the capital of Guzzi Corp. all intercompany debt, less $800,000, between each of those companies and Guzzi Corp. in exchange for the issuance of an aggregate of 1,038,040 shares of Class A Common Stock, 65,743 shares of Class B Preferred Stock and Nominal Warrants to purchase 20.76% of the number of shares of Class A Common Stock which may be purchased under the maximum number of Nominal Warrants. NAAC will also offer to the holders of the outstanding warrants of Guzzi Corp., the opportunity to exchange them for an aggregate of 259,510 shares of Class A Common Stock, 16,436 shares of Class B Preferred Stock and Nominal Warrants to purchase 5.19% of the number of shares of Class A Common Stock which may be purchased under the maximum number of Nominal Warrants. The Merger Consideration is subject to being increased if NAAC has less than $8,150,000 in cash assets at the time of the Merger. All the Class B Preferred Stock and 100,000 shares of Class A Common Stock issued on the Merger will be deposited in escrow to provide a fund for indemnification of NAAC in the event of a breach of a representation or warranty determined after the Merger, subject to various limitations before a claim may be made. The escrow is for a maximum period ending approximately March 2000, unless there is an outstanding claim for indemnification.

     The fees and expenses of the transaction attributable to NAAC will be paid from the liquid assets of NAAC and the proceeds of a special interest bearing account with Chase Manhattan Bank, N.A. ("Escrow Fund") established with certain proceeds of the initial public offering consummated August 22, 1997 ("IPO"). As of July 31, 1998 the Escrow Fund held $8,422,500. TRG will pay the fees and expenses of the transaction attributable to Guzzi Corp.

     The consummation of the Merger is conditioned upon various matters. The obligations of NAAC, Guzzi Corp. and TRG are subject to various conditions, including (i) the representations and warranties of NAAC, Guzzi Corp. and TRG are true and correct in all material respects (as defined in the Merger Agreement) at the consummation of the Merger, (ii) performance of and compliance with covenants, agreements and conditions, (iii) absence of any pending claim, action, suit, investigation or governmental proceeding which would render the Merger unlawful, and (iv) receipt of all necessary consents, approvals or waivers. The obligation of NAAC to consummate the Merger is also subject to approval of various matters by the stockholders of NAAC and approval by the security holders of Guzzi Corp.

     The Merger Agreement may be terminated by (i) mutual consent of NAAC and Guzzi Corp. and TRG, (ii) by Guzzi Corp. if the cash assets of NAAC at the time of the Merger are less than $8,000,000 (after various cash expenses of NAAC),
(iii) if the Merger is not consummated by February 18, 1999, (iv) if there is a breach of any of the covenants, representations or warranties as of the consummation of the Merger that have not been waived, or (v) the failure of the stockholders of NAAC to approve the transaction or up to 20% of the NAAC stockholders who are eligible to, and do, exercise their right to have their Class A Common Stock redeemed at the time of the Merger. The NAAC stockholders who own on the record date for the Stockholders Meeting Class A Common Stock offered in the IPO ("Public Stockholders") have the right to demand redemption of such shares of Class A Common Stock into cash upon consummation of the Merger. The conversion price per share of Class A Common Stock will be equal to the net worth of NAAC as reflected in its most recent financial statements divided by the shares of Class A Common Stock of NAAC eligible to participate in the distribution from the Escrow Fund. To exercise the right of redemption, the Public Stockholders must follow certain procedures. Based upon the net worth of NAAC as of May 31, 1998 which was $8,457,902, the conversion price would be approximately $10.57. On August 18,1998, the day the Merger Agreement was executed the closing bid and asked prices of a share of Class A Common Stock of NAAC were approximately $8.625 and $9.375.

     Holders of the Class A Common Stock and the Class B Common Stock of NAAC at the close of business on the record date for the Stockholders Meeting ("Record Date") will be entitled to notice of and to vote at the Stockholders Meeting. Each holder of record of the Class A Common Stock is entitled to cast one vote for each share held, and each holder of record of the Class B Common Stock is entitled to cast two votes for each share held. The directors and officers of NAAC who hold an aggregate of 40,000 shares of Class A Common Stock have agreed to vote all their shares in accordance with the vote of the majority in interest of all other NAAC stockholders.

The Parties

     NAAC

     NAAC is a Specialized Merger and Acquisition Allocated Risk Transaction company, the objective of which is to acquire an operating business ("Target Business"). NAAC consummated its IPO on August 22, 1997, and received net proceeds of approximately $8,390,000 after payment of offering expenses. A substantial portion of the net proceeds ($8,000,000) was placed in the Escrow Fund, until the earlier of (i) the consummation of a business combination or
(ii) liquidation of NAAC. The remaining net proceeds of the IPO have been and are being used to pay for business, legal and accounting, due diligence on prospective acquisitions, and for the general and administrative expenses of NAAC. NAAC has not engaged in any substantive commercial business and the sole activities of NAAC have been to evaluate and select an appropriate Target Business and to structure and negotiate the Merger Agreement.

     NAAC's initial business combination must be with a Target Business whose fair market value is at least 80% of the net assets of NAAC at the time of the business combination. NAAC believes the proposed Merger satisfies this requirement.

     If NAAC does not consummate any business combination, including the Merger, by August 22, 1999, NAAC will be dissolved and will distribute to all Public Stockholders in proportion to their respective equity interest in NAAC, an aggregate sum equal to the amount in the Escrow Fund on that date, inclusive of any after tax interest thereon, plus any remaining net assets of NAAC.

     Guzzi Corp.

     Guzzi Corp. was formed in 1996 to acquire Moto Guzzi S.p.A. ("Moto Guzzi"), the 77-year old Italian manufacturer of performance and luxury motorcycles, and Moto America, Inc., a North Carolina corporation ("Moto America, Inc."), the exclusive United States importer - distributor of "Moto Guzzi(R)" brand motorcycles and spare parts.

     Moto Guzzi has a reputation as one of the elite motorcycle manufacturers in the world, and distributes its products worldwide through a network of wholly or partially owned importers and independent dealers. For many years, however, Moto Guzzi failed to operate profitably. In 1994, then operating under the name G.B.M. S.p.A., Moto Guzzi was mired in a cycle of declining sales and production, and of increasing losses, which threatened its viability. In that year, TRG brought outside temporary management services to Moto Guzzi and developed a strategic plan to restore its subsidiary to financial health, materially enhance its value and provide liquidity through a public offering of its shares or by sale to a third party.

     Since that intervention, Moto Guzzi has significantly increased unit production and sales to approximately 5,700 units for fiscal 1997, although it continues to operate at a loss. Moto Guzzi's strategic plan anticipates additional investment in plant and equipment to enable substantial further growth in unit production and sales, a relocation of its principal manufacturing operations from its original facility in Mandello del Lario, Italy, to a newer facility in Monza, Italy, the introduction of new motorcycle models, redesigning engines, and an increase in sales in the United States through Moto America.

     Guzzi Corp. today manufactures a high priced line of motorcycles, and distributes parts and accessories, under the Moto Guzzi trademark. Guzzi Corp. motorcycles vary in engine displacement from 350cc to 1,100cc. Guzzi Corp. in recent years, has concentrated development and sales efforts on its largest motorcycles, having engines of 750cc or larger, but as part of its growth plan, it is planning to re-enter the lower-cost, smaller displacement market.

     All motorcycle manufacturing currently is conducted at a factory in Mandello del Lario, Italy. Guzzi Corp. manufactures certain power train components, acquires certain other components from outside suppliers, and performs finishing work and assembly into motorcycle bodies.

     Guzzi Corp. maintains a distribution network throughout Italy of over 120 independent dealers. A single importer-distributor acts as exclusive importer-distributor for Guzzi Corp. in each of Argentina, Australia, Austria, Belgium, the Czech Republic, Denmark, Finland, France, Greece, Holland, Japan, Luxembourg, Malaysia, Malta, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom. Moto America is Guzzi Corp's exclusive importer- distributor in the United States. Moto Guzzi also owns a 25% equity interest in MGI GmbH, a German corporation which became the exclusive importer-distributor in Germany.

     The mailing address of the principal executive office of Guzzi Corp. is c/o Trident Rowan Group, Inc., Two Worlds Fair Drive, Somerset, NJ 08873, and its telephone number is (908) 868- 9000.

Item 7.  Financial Statement and Exhibits

     (a) The following documents are filed herewith as exhibits:

          2.1 Agreement and Plan of Merger and Reorganization dated as of August 18, 1998 (without schedules or exhibits)

          99.1 Press Release dated August 18, 1998

     (b) Financial Statements

          None

     (c) Pro Forma Financial Information

          None

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   NORTH ATLANTIC ACQUISITION CORP.



                                     /s/ David J. Mitchell
                                   ------------------------------------
                                           Name:  David J. Mitchell
                                          Title:   President


Date:  August 24, 1998